CERTIFICATION PURSUANT TO SECTION
                          302 OF THE SARBANES OXLEY ACT


                            EXHIBIT 31.1 CERTIFICATE

         CERTIFICATION OF DISCLOSURE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Mountains West Exploration, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Lee Wiskowski, President and principal executive officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

            (1) I am the certifying Officer and I have reviewed the report being filed;

            (2) Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

            (3) Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of, and for, the periods presented in the report.

            (4) I and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of this section) for the issuer and have:

                        i. Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made know to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

                       ii.   Evaluated   the   effectiveness   of  the  issuer's
disclosure   controls  and   procedures   as   of the filing date of the report,
March 31, 2006; and

                       iii.  Presented in the report their conclusions about the
effectiveness  of   the   disclosure  controls  and procedures  based  on  their
evaluation as of March 31, 2006;

            (5) I and the other certifying officers have disclosed, based on their most recent evaluation, to the issuer's auditors and the audit committee of the Board of Directors (or persons fulfilling the equivalent function);

                         i.   All   significant deficiencies  in  the design  or
operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

                        ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

            (6) I and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated: May 22, 2006

                                              /S/ LEE WISKOWSKI
                                              __________________________________
                                              Lee Wiskowski, President
                                              (principal executive officer)